CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), dated as of November 28, 2007 ("Agreement Date"), by and between Hudson Securities, Inc., a Delaware corporation ("Company"), having an address of 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, and Vincent Pelosi (the "Employee"), residing at 255 Flagg Place, Staten Island, NY 10304.

                                  WITNESSESTH:

         WHEREAS, the Company is a registered broker-dealer and member of the Financial Industry Regulatory Authority ("FINRA") engaged in the business of market making, trading, institutional agency trading, investment banking and research; and

         WHEREAS, the Company wishes to employ the Employee and the Employee is willing to be so employed and to render services to the Company, all upon the terms and subject to the conditions contained herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

         1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to enter the employ of the Company, for the period set forth in Paragraph 2 hereof, to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 hereof.

         2. TERM. Employee's employment by the Company is at the will of either party. Employee's term of employment (the "Agreement Term") under this Agreement shall commence on a date no later than November 20, 2007 (such date, the "Commencement Date") and shall continue until terminated by either party for any reason but subject to the terms and conditions set forth herein, but in no event will Employee render any services under this Agreement to the Company in any form whatsoever prior to the Commencement Date.


3. DUTIES AND RESPONSIBILITIES OF PARTIES.

                  (a) Employee shall be employed as the Company's Senior Vice President ("SVP") of Institutional Sales, as co-Head of the Institutional Sales Group with an individual who Employee has the sole approval of as co-head. It is agreed that Employee shall perform his services in the Company's Jersey City, New Jersey offices, as well as in the offices of the Company's affiliates and/or subsidiaries in New Jersey and he will be responsible for institutional account coverage and, at the request of the Company, for managing institutional sales and sales trading, which duties, responsibilities and work location may only be changed by mutual written agreement of the parties. All existing and future institutional sales traders or other members of the Institutional Sales Group (each, a "Subordinate", and collectively, the "Subordinates") employed by the Company will report to the co-Heads of the Institutional Sales Group, unless existing employees previously specified by written commitments of the firm are prohibited from doing so.

                  (b) Employee shall report to the Chief Executive Officer of the Company or any other more senior executive officers appointed by the Board of Directors of the Company and agrees to abide by all bylaws and applicable policies of the Company promulgated from time to time by the Board of Directors of the Company.

                  (c) The Company represents that it will continue to update its technological resources to maintain its current level of technology.

                  (d) The Company represents that it has, and will maintain, the ability to trade in the overseas markets currently available to the firm.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


                  (e) The Company agrees to implement the employment of a CSA agreement and soft dollar person with knowledge and expertise of regulatory and legal requirements applicable to the Institutional Sales Group business as necessitated by the business needs of the Institutional Sales Group as determined by the Company.

         4. EXCLUSIVE SERVICES AND BEST EFFORTS. Employee shall devote all of his working time, attention, best efforts and ability during regular business hours exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement. Nothing shall preclude Employee from (i) engaging in charitable activities and community affairs or (ii) managing his personal investments and affairs; provided, however, that such activities do not materially interfere with the proper performance of his duties and responsibilities as an employee of the Company.

         5.1. COMPENSATION AND EXPENSES.

(a) Subject to the limitations set forth in this Agreement, Company shall pay out to the Employee a commission that is *** of the "Net Commissions" generated by Employee (the "Employee's Commission").

(b) For purposes of this Agreement, the term "Net Commissions" shall mean gross commissions that are actually received by the Company and derived directly from the Employee's total purchase and sale of securities from transactions on accounts that are covered by the Employee for the firm, less any and all expenses related to the fees incurred in connection with the purchase or sale transactions effectuated by Employee, and any associated trading system or other costs including,

                           (i) all actual, third-party transaction costs including execution, brokerage fees, give-up, clearing and/or flip charges, and processing ticket charges;

                           (ii) all applicable, direct internal transaction costs including execution, brokerage fees, give-up, clearing and/or flip charges, and processing ticket charges;

                           (iii) all commission rebates relating to equity business payable to introducing brokers or account executives not employed by the Company, if any, which are approved by the Company;

                           (iv) all bad debts of any Employee customer, including uncollectible commissions;

                            (v) all errors relating to Employee's customers' business;

                           (vi) reasonable travel, entertainment and meal expenses consistent with the policy determined by Company for such matters, so long as approved by Company management prior to reimbursement;

                           (vii) expenses incurred directly by Employee related to recruitment, promotion or marketing by or of Employee, in each case as approved by Company management;



                  (c) Notwithstanding anything to the contrary contained herein, and for purposes of clarity, in no event shall Company be required to pay Employee's Commission for those sales whose fees are not actually received by Company.

         (d) Upon his entering into this Agreement, the Company shall grant to Employee *** shares of "restricted stock". For so long as Employee shall remain in the employ of Company, the "restricted stock" shall vest equally on an annual basis over a four (4) year period (the "Vesting Period") from the Commencement Date, and the initial *** shares shall begin to vest on the first anniversary of the Commencement Date. All vested stock is not forfeited by the Employee in the event his employment with the Company ends for any reason. In the event of a Change of Control, all previously unvested restricted stock granted by this
Section 5.1(c) shall automatically vest with Employee, regardless of the date.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"

For the purposes herein, "Change of Control" shall mean any of the following:
(i) direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (51%) of the voting capital stock of the Company, in a single or series of related transactions; (ii) the occurrence of a sale of all or substantially all of the assets of the Company to an entity which is not a direct or indirect subsidiary of the Company; (iii) the occurrence of a reorganization, merger, consolidation or similar transaction involving the Company, unless (A) the shareholders of the Company immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and
(B) the directors of the Company immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting corporation; or (iv) any other event which is at any time irrevocably designated as "Change in Control" for purposes of this Agreement by resolution adopted by a majority of the directors of the Employer.



                  (e) The Company will grant options for the purchase of common stock of the Company at an exercise price of *** per share to the Employee in the following amounts in the event Revenue earned by the Institutional Sales Group reaches in the aggregate certain milestones by December 31st, 2008 (the "Milestone Date"). The options shall be in the same form and under the same terms as described under the Company's Stock Option Plan. For the purpose of this Agreement, "Revenue" is defined as the total commissions earned by the Company on the purchase and sale of securities from transactions on accounts that are covered by the Institutional Sales Group for the firm. In addition, all stock grants under this section vest immediately upon the Milestone Date, and are not forfeited by the Employee in the event his employment with the Company ends for any reason after the Milestone Date.

                           REVENUE MILESTONE                  OPTION GRANTS
                           -----------------                  -------------
                           ***                                     ***
                           ***                                     ***
                           ***                                     ***

                  (f) The Company agrees to pay Employee a draw against the Employee's Commissions during the first two months following the Commencement Date in the amount of *** per month. Employee agrees to pay back any deficiency in the draw beginning in the third month of his employment.

                  (g) Employee agrees that the Company may, at any time, demand and receive payment from the Employee for or deduct from any Employee's Commission payable to Employee under this Agreement, any taxes, withholding payments, license fees, registration fees, ticket charges, bonding fees, or such other expenses, fees or costs payable or chargeable to the Employee which have been paid, accrued or otherwise incurred by the Company on behalf of the Employee in connection with the Employee's duties under this Agreement.

                  (h). With respect to Subordinates, Subordinates shall be compensated by the Institutional Sales Group in an amount ***


5.2      FORGIVABLE LOAN.

                  (a) The Employee hereby acknowledges the future receipt of *** (the "Loan") to be loaned to Employee by the Company, which will be distributed in the following manner: *** shall be paid to the attorneys for the Employee upon the Company's receipt of Employee's acknowledgement of the Company's offer of employment. Such funds shall be placed in an attorney trust account and not released until the Employee reports to work on the Commencement Date and executes this Agreement, as verified in writing by the Company. If the Employee does not report to work by the Commencement Date, such funds shall be returned to the Company. If and only if Employee reports to work by the Commencement Date and executes this Agreement, the Company shall wire directly to the Employee on the Commencement Date an ***, and the remaining *** no later than the one month anniversary of the Commencement Date. The Loan shall accrue interest at the annual rate of *** from the Commencement Date, up to and including the two year anniversary of the Commencement Date (the "Due Date"), and if payment of the

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"

Loan is accelerated during such period, the total amount due under the Loan shall be payable on a demand basis. The Loan shall be evidenced by a Promissory Note executed and delivered on or after the date hereof, the form of which is annexed hereto as Exhibit "A", and the terms of which incorporated herein by this reference.

         Employee agrees and acknowledges that the Company may take out life insurance and disability policies upon the Employee, with the Company as sole beneficiary, in the amount of the Loan and shall keep such policies in force until the Loan is repaid in full.

(b) The Loan will be forgiven as follows:

                  i. In the event the Employee is employed as of the first anniversary of the Commencement Date (the "First Anniversary"), the Company will forgive *** of the Loan and the accrued interest on the forgiven debt. Once forgiven, the Company cannot seek repayment of the forgiven debt that is the subject of this paragraph.

                  ii In the event the Employee is employed as of the second anniversary of the Commencement Date (the "Second Anniversary"), the Company will forgive the full balance of the Loan, including all accrued interest and will issue to the Employee a written release confirming the cancellation and forgiveness of the debt and the related document attached as Exhibit A.

                  iii In the event that the Company terminates the Employee's employment without "Good Cause" (as defined herein) prior to the Due Date, the Company agrees to cancel and forgive the Loan and any accrued interest and as such the Employee is not obligated to repay the Loan and any accrued interest, and will issue to the Employee a written release confirming the cancellation and forgiveness of the debt and the related document attached as Exhibit A. The termination of Employee's employment will be deemed to have been for "Good Cause" as defined below in paragraph 13.

                  iv. In the event that the Employee terminates the Agreement with "Good Reason" (as defined herein) prior to the Due Date, the Company agrees to cancel and forgive the Loan and any accrued interest and as such the Employee is not obligated to repay the Loan and any accrued interest, and will issue to the Employee a written release confirming the cancellation and forgiveness of the debt and the related document attached as Exhibit A. "Good Reason" is defined as any of the following events which are not cured by Company within thirty (30) days after receipt of written notice of termination from Employee based on: (1) a significant change in the nature or scope of Employee's authorities, powers, functions or duties, or a reduction in compensation; (2) a determination by a court that there has occurred a material breach by the Company of any provision of this Agreement which is not remedied within 30 days after receipt by the Company of written notice from Employee; or (3) a Change in Control as defined in Section 5.1(d).

                  v. Upon Employee's termination of this Agreement other than for Good Reason prior to the First Anniversary Date of the Commencement Date, the Loan shall become immediately due and payable. Upon Employee's termination of this Agreement other than for Good Reason after the First Anniversary but prior to the Second Anniversary, the remaining balance of the Loan not forgiven shall become immediately due and payable, in each case without further action from the Company on the date employment ceases. In the event that the Company is forced to expend legal or other fees in its effort to the collect the amount due and payable under the Loan and this paragraph 5.2(b), Employee agrees that such costs shall be borne and payable exclusively by Employee, and that such costs shall begin to accrue interest at the rate of 8% from the date Employee ceases to be in the employ of Company.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


         6. BUSINESS EXPENSES. Subject to 5.1(b), the Employee shall be reimbursed by the Company for those business expenses incurred by him, which are reasonable and necessary for the Employee to perform his duties under this Agreement, upon submission of such accounts and records as may reasonably be required by the policies established from time to time by the Company.

         7. CONFIDENTIALITY. Employee shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company and in no way harmful to the Company, at any time either during the term of this Agreement or thereafter, any trade secrets, knowledge, data, intellectual property or other information of the Company relating to the Company and its businesses, including, without limitation, information regarding cost of new accounts, customer lists, customer activity rates and other customer information, technology (hardware and software), discoveries, processes, algorithms, mask works, strategies, products, processes, know how, technical data, designs, formulas, test data, business plans, marketing plans and advertising results or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates which Employee may produce, obtain or otherwise learn of during the course of Employee's performance of services (collectively "CONFIDENTIAL Information"). Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company, except in connection with the discharge of his duties thereunder. The terms of this paragraph shall survive termination of this Agreement. Notwithstanding anything to the contrary herein, Employee shall not have any obligation to keep confidential any information that: (a) is required by law or regulation to be disclosed by Employee, or (b) is required to be disclosed by Employee to any government agency or person to whom disclosure is required by judicial or administrative process or (c) any client information of clients that Employee has had contact while in the Employ of the Company, or (d) any client information or clients that Employee had contact with prior to becoming an Employee of the Company.

         7.1 RESTRICTION DURING EMPLOYMENT. Employee agrees that at no time during its employment with the Company will Employee (i) in any way induce or attempt to induce any employee or registered representative of the Company (or of any affiliate of the Company) or any person, firm or corporation having any contract with the Company (or any affiliate of the Company), either to leave such employment or association with the Company or to breach or terminate its contract with the Company (or with any affiliate of the Company); (ii) in any way induce or attempt to induce any employee or registered representative of the Company (or any affiliate of the Company) or any person, firm or corporation having a contract with the Company (or any affiliate of the Company) to become employed by, associated with or enter into a contract or agreement with another stock brokerage firm or other entity; and (iii) in any way induce or attempt to induce any account, customer and client of the Company from terminating their relationship with the Company or becoming an account, customer and client of another stock brokerage or trading firm or similar entity.

         7.2      RESTRICTIONS AFTER EMPLOYMENT.

                 (a) Employee agrees that for a period of one (1) year after the termination of his employment with the Company, the Employee will not induce or attempt to induce any employee or registered representative of the Company or any other person, firm or corporation having any contract or association with the Company either from leaving such employment or association with the Company or to breach or terminate his or its contract with the Company or in any way induce or attempt to induce any employee or registered representative of the Company (or any affiliate of the Company), except the Co-Head of the Institutional Sales Group, or any person, firm or corporation having a contract with the Company (or any affiliate of the Company) to become employed by, associated with or enter into a contract or agreement with another stock brokerage or trading firm or other similar entity

                  (b) Employee agrees that for a period of thirty (30) days after the termination of his employment with the Company for whatever reason, the Employee will not engage, as an owner, partner, shareholder, officer, director, employee, consultant, advisor, agent or representative, in any business which competes with the Company or any of its affiliates in trading or executing in equity markets, including but not limited to equity-related products.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


         8. RETURN OF CONFIDENTIAL MATERIAL. Upon the completion or other termination of Employee's services for the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, notes and books and data of any nature pertaining to any invention, trade secret or Confidential Information of the Company or to Employee's services, and Employee will not take with him any description containing or pertaining to any Confidential Information, knowledge or data of the Company which Employee may produce or obtain during the course of his services. The terms of this paragraph shall survive termination of this Agreement.

         9. OTHER OBLIGATIONS; CERTAIN REPRESENTATIONS.

                  (a) Employee acknowledges that the Company from time to time may have agreements with other persons which impose obligations or restrictions on the Company made during the course of work there under or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company there under.

                  (b) All of Employee's obligations under this Agreement shall be subject to any applicable agreements with, and policies issued by the Company to which Employee is subject, that are generally applicable to the five highest paid executives of the Company.

                  (c) Employee represents that he has the legal capacity to enter into this Agreement, and as of the Commencement Date he is under no employment contract, non-competition agreement, or any other obligation that would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by the Company other than potential conflicts arising from Employee's previous relationship with eTrade Financial, Inc., or any successor, assignee, or purchaser of any rights of eTrade Financial, Inc. (the "Former Employer"). Employee further represents and warrants that he has not signed or committed to any employment or consultant duties or other obligations that would divert his full attention or conflict with from the duties assigned to him by the Company.

                  (d) Employee holds all licenses required by FINRA, all applicable self regulatory organizations, and all federal and state securities and other laws necessary to perform services to the Company as contemplated by this Agreement. All such licenses are in full force and effect, and Employee covenants to take such action as is necessary to maintain all such licenses in full force and effect during the term of this Agreement.

                  (e) If during the first two-years of this Agreement while the Loan is still outstanding the Employee is enjoined from working for the Company by a court of law, the Employee agrees to: (i) return to work to the Company whenever the restraints lapse or are removed or (ii) at the Company's sole discretion, continue to remain in the employ of the Company performing services not prevented from being provided by the Employee under the restraints.

                  (f) If the Employee is enjoined from working for the Company by a court of law and the Employee decides, in his sole discretion, not to return to work for the Company after the restraints lapse or are removed, in such event the Company may demand the Loan to be repaid by the Employee and the Employee agrees to repay the Loan, interest free, as follows: the Employee will be entitled to keep a prorated portion of the Loan for the period of time the Employee worked during the two-year period accrued through the latest month-end prior to the Employee's last day of work and pay back the balance. For example, if the Employee last worked 45 days into the two-year period, the Employee would be entitled to keep two-months/24-months multiplied by *** of the Loan, or ***, and repay the balance of ***. For the avoidance of doubt, any time during which the Employee was restrained from working for the Company in the role of either SVP of Institutional Sales, Co-Head of the Institutional Sales Group, or in any role generally associated with such positions, and the Company elects not to

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"

have the Employee perform any other services for the Company, such time shall not be considered time worked for the previous equation herein. If the Employee refuses to tender said Loan repayment within 60 days of the demand from Company, Employee agrees to reimburse Company for any reasonable costs of collection of such debt, including reasonable attorneys' fees and to pay interest on the debt at an annual rate of 5% calculated from the date demand is made by the Company. Notwithstanding the foregoing, if the Employee reports to work after the restraints lapse and the Company refuses to continue Employee's employment or re-employment, the Company cannot demand repayment of the Loan and the Employee is not obligated in any manner to pay back the Loan, and the Employee will also immediately vest in all "restricted stock" under Section 5.1(d).

                  (g) ADJUSTMENT FOR INJUNCTION OR OTHER RESTRAINT.

          If the Employee is enjoined or otherwise restrained from performing his duties as SVP of Institutional Sales and/or Co-Head of Institutional Sales for a certain time period ("Time of Restraint"), the Company may elect during such Time of Restraint, in its sole option, to either (i) request that Employee perform other duties for the Company, or (ii) perform no duties for the Company until such restraints lapse. Only in the event that the Company elects to have Employee perform no duties for the Company during the Time of Restraint, each of the First Anniversary, Second Anniversary, Due Date and Milestone Dates (collectively, the "Defined Dates") as defined in this Agreement, as well as any other dates based upon any of the Defined Dates, shall be extended by an amount of time equal to the Time of Restraint.

         10. TRADE SECRETS OF OTHERS. Employee will not enter into any agreement, either written or oral, which is in conflict with this Agreement.

         11. EMPLOYEE BENEFITS. During the Agreement Term, the Company agrees to include Employee in its group medical and hospital plan. Employee understands and acknowledges that Employee will be responsible for monthly payments for such insurance at the rate commensurate with other employees of Company. Employee hereby authorizes the Company to deduct the fees accrued for the insurance provided to Employee under this paragraph on a monthly basis from the Employee's share of net commissions prior to Company's distribution of the same. Company reserves the right to (i) cancel Employee's insurance in the event Employee's share of net commissions is insufficient to cover the monthly insurance expense hereunder, or (ii) require Employee to make such monthly payments in lieu of Company's deduction of the same from Employee's share of net commissions. The Company may withhold from any benefits payable to the Employee all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation.

         12. DEATH AND DISABILITY.

                  (a) The Agreement Term shall terminate on the date of Employee's death, in which event the Employee's Commission and reimbursable expenses and benefits, if any, owing to Employee through the date of Employee's death shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 12(a). For purposes of clarity, and notwithstanding anything contrary herein, should the Employee's death occur prior to the expiring of the Vesting Period set forth in paragraph 5.1 (d) herein the Company shall have no obligation to continue to issue Employee's estate stock, subsequent to the date of Employee's death. Furthermore, should Employee's death occur prior to the Due Dates as set forth in paragraph 5.2 herein, the Company shall forgive and cancel the Loan and any accrued interest, and may not seek to recover the same as a collection from Employee's estate.

                  (b) If, during the Agreement Term, in the opinion of a duly licensed physician acceptable to the Employee and the Company, the Employee because of physical or mental illness or incapacity shall become substantially unable to perform the duties and services required of him under this Agreement for a period of thirty (30) or more consecutive days or an aggregate of thirty
(30) days in any twelve-month period (the "Disability"), the Company may, upon at least thirty (30) days' prior written notice (given at any time after the expiration of such period) to the Employee of its intentions to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, the Employee shall be entitled to receive any remaining Employee's Commission and reimbursable expenses and benefits, if any, owing to the Employee through the date of termination. Furthermore, should Employee's disability occur prior to the Due Dates as set forth in paragraph 5.2 herein, the Company shall forgive and cancel the Loan and any accrued interest, and may not seek to recover the same as a collection from Employee or his estate. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 12(b) and the vesting of the restricted stock granted under 5.1(d) shall cease upon termination of this Agreement for Disability.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


         13. GOOD CAUSE.

                  (a) As used herein, the term "Good Cause" shall mean:

                           (i) a material breach by Employee of the terms of
this Agreement or the Company's written policies delivered to him, including those with respect to insider trading and other trading activities, which material breach remains uncured after twenty (20) days following Employee's receipt from Company of written notice specifying such breach or default;

                           (ii) gross negligence or willful misconduct by
Employee or the material breach of a fiduciary duty of Employee to the Company in the performance of his duties hereunder;

                           (iii) the commission by Employee of an act of fraud,
embezzlement or any other crime by Employee in the performance of his duties as an employee hereunder as determined by a court that has jurisdiction over such matters;

                           (iv) conviction of Employee of a felony or any other
crime that could materially interfere with the performance of Employee's duties hereunder or material damages the reputation of the Company;

                           (v) failure to hold and maintain in full force and
effect during the term of this Agreement, all licenses required by FINRA, all applicable self regulatory organizations ("SRO"), and all federal and state securities and other laws necessary to perform services to the Company as contemplated by this Agreement.

                           (vi) except as may have been disclosed in writing to
the Company, Employee's failure to disclose to Company prior or existing customer complaints, arbitrations, legal proceedings, or regulatory, administrative, civil or criminal matters threatened or pending, or any other matter which may adversely affect the employment of the Employee by the Company, such as a violation of any rules promulgated by the NASD or another SRO, or any other reportable event that should be disclosed by Employee on Form U-4..

                           (vii) failure to promptly notify the Company if (i)
Employee becomes a party to any inquiry, investigation, litigation, legal proceeding or arbitration, (ii) any award or judgment is entered against Employee; (iii) Employee's registration or license to sell securities is refused, suspended, threatened or revoked by the SEC, FINRA or any SRO; (iv) Employee becomes subject to a proceeding to effectuate the foregoing; (v) Employee is enjoined, temporarily or otherwise, from selling or dealing in securities; or (vi) Employee is arrested, summoned, arraigned, or indicted in connection with a criminal offense.

                  (b) As used herein, the term "Good Cause" shall NOT mean any action or threatened action against either the Company or the Employee, or both, by the Former Employer of Employee to restrain or enjoin Employee's employment with the Company or the Company's business, in whole or in part.

                  (c) Upon Employee's termination for Good Cause prior to the First Anniversary of this Agreement, the Loan, shall become immediate due and payable pursuant to the terms described in paragraph 5.2 hereunder. Upon Employee's termination for Good Cause after the First Anniversary but prior to the Second Anniversary, the remaining balance of the Loan not forgiven shall become immediate due and payable pursuant to the terms described in paragraph
5.2 hereunder

         14. REMEDY. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


         15. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, address to Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: MARTY CUNNINGHAM, with a copy to Ellenoff Grossman & Schole, LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10016, Attention: David Selengut, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 15.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations, understandings or representations not expressly set forth in this Agreement are of no force or effect.

         17. SEVERABILITY. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

         18. AMENDMENTS, MODIFICATIONS, WAIVERS.No amendment, modification or waiver of any provisions of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in specific instances and for the specific purpose for which given.

         19. ASSIGNMENT. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, acquisition, consolidation, purchase or otherwise, and such successor shall thereafter be deemed "the Company" for purposes hereof.

         20. APPLICABLE LAW. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York , without regard to the conflicts of law rules thereof.

         21. ARBITRATION.

                  (a) The parties agree that any and all claims or disputes arising under this Agreement, as to which they may be adverse parties, will be resolved by arbitration before FINRA and that with respect to this Agreement, a party may seek injunctive relief and ancillary damages before FINRA. Each party irrevocably consents to subject matter and personal jurisdiction before FINRA. The parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party for punitive or similar damages. The parties agree that any award or decision by FINRA shall be final and binding upon the parties and a judgment may be entered in a court of competent jurisdiction upon such award or decision. The parties agree that the location of any arbitration or legal proceedings hereunder shall be the City of New York, State of New York.

                  (b) The parties agree that in the event that there is a threatened breach or breach of any of the covenants, agreements and representations contained in this Agreement, the Company will suffer immediate and irreparable harm and money damages and as a result thereof, the Company shall have the right to seek injunctive relief before FINRA or through the judicial process in addition to any and all rights and remedies at law or equity it may have. In any such action or proceeding, the Company shall be entitled to reimbursement for all legal fees it may incur. The parties further agree that the Company shall not be required to post any bond with regards to it seeking any equitable or legal relief hereunder.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"


         22. FULL UNDERSTANDING. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document, which is that it constitutes and agreement of employment.

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        HUDSON SECURITIES, INC.


                                        By: /S/ KEITH KNOX
                                            --------------
                                               Name: Keith Knox
                                               Title: President



                                        EMPLOYEE


                                        /S/ VINCENT PELOSI
                                        ------------------
                                        Name: Vincent Pelosi

                                                CONFIDENTIAL TREATMENT REQUESTED
                                         WITH RESPECT TO CERTAIN PORTIONS HEREOF
                                                              DENOTED WITH "***"

                                 PROMISSORY NOTE


DANA PASCUCCI., an individual residing 11 Denise Court, Lincroft, New Jersey 07738. ("Debtor"), promises to pay to HUDSON SECURITIES, INC., a Delaware corporation, having an address of 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, hereinafter referred to as "Creditor", the sum of *** which represents a forgivable loan owed by the Debtor to the Creditor under the employment agreement between the Debtor and Creditor dated November 28, 2007 (the "Employment Agreement"), and interest at the annual rate of *** (the "Loan") in the event the Loan becomes due under the terms of the Employment Agreement, which is fully adopted and incorporated herein.

         Payment shall be made to the order of Creditor at the address of Creditor set forth above, or at such other place as Creditor or any subsequent holder of this Note may designate when the Loan becomes due, unless forgiven under the terms of the Employment Agreement. Debtor and Creditor further agree as follows:

         1) It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Note shall be enforceable to the fullest extent permitted by law. If any term, provision, covenant or remedy of this Note shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Note or the application thereof, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         2) Should any provision of this Note require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Note shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the Note, it being agreed that both parties (by their respective attorneys) have participated in the preparation of all the provisions of this Note.

         3) The laws of the State of New York govern this Note and the validity and performance thereof.

         4) This Note and the Employment Agreement embodies the entire understanding between the parties hereto with respect to the subject matter hereof and may not be used as evidence of wrongdoing or as an admission of guilt by either party in any subsequent legal action.

         5) This Note may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of any change, waiver, discharge or termination is to be sought. No waiver of any term or provision of this Note will be deemed a waiver of any subsequent breach of such term or provision, or the breach of any other term or provision of this Note. Failure of any party to claim default of all or any part of this Note by the other party, or failure to enforce all or any of its rights hereunder, will not be construed as a waiver of any subsequent claims or rights or as novation or modification in any way of this Note.

         6) This Note and any rights herein granted are personal to Creditor, and any assignment (including a merger, sale of majority stock interest or transfer of control of Debtor) by Debtor, or other encumbrance, is void (or shall be deemed to be ineffective in transferring any rights pursuant to this
Note) without Creditor's prior written consent.

         7) Creditor has the right to assign the Note.

         8) Debtor and any other person who has obligations under this Note waives the rights of presentment and notice of dishonor. "Presentiment" means the right to require the Creditor to demand payment of amount due. "Notice of Dishonor" means the right to require the Creditor to give notice to other persons that amounts have not been paid.

         9) The Debtor represents that he is duly authorized to enter into this Note.





/S/ VINCENT PELOSI
------------------
Vincent Pelosi
Dated: November 28, 2007                    Notary:  /S/ FARISHA W. MOHAMMED
                                                     -----------------------